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                                                                     Exhibit 4.3


                        THIRD AMENDED AND RESTATED BYLAWS
                                       OF
                             VEECO INSTRUMENTS INC.
                               (THE "CORPORATION")

                           EFFECTIVE OCTOBER 26, 2000



1.       MEETINGS OF STOCKHOLDERS.

         1.1 ANNUAL MEETING. The annual meeting of stockholders shall be held at a place and time determined by the board of directors (the "Board").

         1.2 SPECIAL MEETINGS. Special meetings of the stockholders may be called by resolution of the Board or by the president or chief executive officer and shall be called by the president, chief executive officer or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of 50% of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

         1.3 PLACE AND TIME OF MEETINGS. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board, the chief executive officer of the Corporation or the directors or stockholders requesting the meeting (as applicable).

         1.4 NOTICE OF MEETINGS; WAIVER OF NOTICE. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required under Section 1.6 of these bylaws or by law. Each notice of a meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

         1.5 NATURE OF BUSINESS AT MEETINGS OF STOCKHOLDERS. No business may be transacted at an annual or special meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.5 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 1.5.



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         In addition to any other applicable requirements, for business to be properly brought before an annual or special meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

         To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation
(a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting, not less than ninety (90) days nor more than one hundred and twenty
(120) days prior to such special meeting.

         To be in proper written form, a stockholder's notice to the secretary must set forth as to each matter such stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

         At the same time or prior to the submission of any stockholder proposal of business to be conducted at an annual or special meeting that, if approved, could not be implemented by the Corporation without notifying or obtaining the consent or approval of any federal, state, municipal or other regulatory body, the proponent stockholder or stockholders shall submit to the secretary of the Corporation an analysis, satisfactory to the Board, demonstrating that the proposal will have no material detrimental effect on the business and operations of the Corporation after making the requisite notices or obtaining the requisite consents or approvals and after giving effect to the potential responses thereto.

         No business shall be conducted at a meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 1.5; PROVIDED, HOWEVER, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this
Section 1.5 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of the meeting determines that business was not properly brought before the meeting in accordance with such procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         1.6 QUORUM. At any meeting of stockholders, the presence in person or by proxy of


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the holders of 50% of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4.

         1.7 VOTING; PROXIES. Each stockholder of record shall be entitled to one vote for every share registered in his name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or by Section 1.9 of these bylaws. Directors shall be elected in the manner provided in Section 2.1 of these bylaws. Voting need not be by ballot unless ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

         1.8 LIST OF STOCKHOLDERS. Not less than 10 days prior to the date of any meeting of stockholders, the secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

         1.9 ACTION BY CONSENT WITHOUT A MEETING. No action required or permitted to be taken at any meeting of stockholders may be taken by written consent without a meeting.

2.       BOARD OF DIRECTORS.

         2.1 NUMBER, QUALIFICATION, ELECTION AND TERM OF DIRECTORS. The business of the Corporation shall be managed by the Board. The Board shall consist of not less than three nor more then fifteen members, the exact number of which shall be determined from time to time by resolution adopted by a majority vote of the directors then serving, but no decrease in the number of directors that constitutes the Board may shorten the term of any incumbent director. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively, as nearly equal in size as possible. Unless otherwise provided in the certificate of incorporation, directors shall be elected at each annual meeting of


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stockholders and shall hold office for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting. Each director shall also serve until the election and qualification of their respective successors, subject to the provisions of Section 2.10. As used in these bylaws, the term "entire Board" means the total number of directors which the Corporation would have if there were no vacancies on the Board.

         2.2 NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation, if any, to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this
Section 2.2.

             In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

             To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to such special meeting.

             To be in proper written form, a stockholder's notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their


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names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

             No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 2.2. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         2.3 QUORUM AND MANNER OF ACTING. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these bylaws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

         2.4 PLACE OF MEETINGS. Meetings of the Board may be held in or outside Delaware.

         2.5 ANNUAL AND REGULAR MEETINGS. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either
(a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) at such time and place as the chairman of the board shall determine, on notice as provided in Section 2.7 of these Bylaws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular is a legal holiday, the meeting shall be held on the next business day.

         2.6 SPECIAL MEETINGS. Special meetings of the Board may be called by the chief executive officer of the Corporation or by a majority of the entire Board.

         2.7 NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telecopying it to him at least two days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

         2.8 BOARD OR COMMITTEE ACTION WITHOUT A MEETING. Any action required or permitted



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to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

         2.9 PARTICIPATION IN BOARD OR COMMITTEE MEETINGS BY CONFERENCE TELEPHONE. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

        2.10 RESIGNATION AND REMOVAL OF DIRECTORS. Any director may resign at any time by delivering his resignation in writing to the chief executive officer of the Corporation or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed, but only for cause, by vote of the stockholders at a meeting duly called for such purpose.

        2.11 VACANCIES. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

        2.12 COMPENSATION. Directors who are not executive officers of the Corporation shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. Directors who are also executive officers of the Corporation shall receive no additional compensation for service as directors. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

3.       COMMITTEES.

         3.1 EXECUTIVE COMMITTEE. The Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have such powers and duties as the Board shall determine, except as limited by section 141(c) of the Delaware General Corporation Law or any other applicable law. The members of the Executive Committee shall serve at the pleasure of the Board. All action of the Executive Committee shall be reported to the Board at its next meeting.

         3.2 OTHER COMMITTEES. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines, except as limited by section 141(c) of the Delaware General Corporation Law or any other applicable law.

         3.3 COMMITTEES. The following committees are hereby created, with the powers and duties hereinafter set forth.


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                           (A)      COMPENSATION COMMITTEE.  The Compensation
Committee shall be comprised of three (3) or more directors (as set from time to time by resolution of a majority of the entire Board). The Compensation Committee shall fix the compensation of the chief executive officer and such other executive officers as it shall determine and administer any stock option, stock appreciation or other incentive compensation programs of the Corporation.

                           (B)      AUDIT COMMITTEE.  The Audit Committee
shall be comprised of three (3) or more directors (as set from time to time by resolution of the majority of the entire Board) who are not employees of the Corporation. The Audit Committee shall have full corporate power and authority to act in respect of any matter which may develop or arise in connection with any audit or the maintenance of internal accounting controls or any other matter relating to the Corporation's financial affairs. The Audit Committee shall review, at least once each fiscal year, the services performed and to be performed by the Corporation's independent public accountants and the fees charged therefor, and, in connection therewith, consider the effect of any nonaudit services on the independence of such accountants. The Audit Committee shall also review with the Corporation's independent public accountants and its internal audit department the general scope of their respective audit coverages, the procedure and internal accounting controls adopted by the Corporation and any significant matters encountered by any of them.

                           (C)      NOMINATING COMMITTEE.  The Nominating
Committee shall be comprised of three (3) or more directors (as set from time to time by resolution of a majority of the entire Board). The Nominating Committee shall provide to the Board its recommendations regarding individuals to be considered for election as directors of the Corporation at meetings of the stockholders of the Corporation and shall have such other powers and duties as may be determined by the Board from time to time.

         3.4 RULES APPLICABLE TO COMMITTEES. The Board, by vote of a majority of the entire Board, may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting.

4.       OFFICERS.

         4.1 NUMBER. The executive officers of the Corporation shall be the chairman of the board and chief executive officer, the president, one or more vice presidents, a secretary and a treasurer. Any two or more offices may be held by the same person.

         4.2 ELECTION; TERM OF OFFICE. The executive officers of the Corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board, and until the election of his successor, subject to the provisions of Section 4.4.

         4.3 SUBORDINATE OFFICERS. The Board and the chief executive officer may appoint


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subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board or the chief executive officer determines. The chief executive officer may delegate to any executive officer the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

         4.4 RESIGNATION AND REMOVAL OF OFFICERS. Any officer may resign at any time by delivering his resignation in writing to the chief executive officer or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or by the chief executive officer of the Corporation.

         4.5 VACANCIES. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these bylaws for election or appointment to the office.

         4.6 THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. The chairman of the board and chief executive officer of the Corporation shall be the chief executive officer of the Corporation, and shall preside at all meetings of the Board and of the stockholders. The chief executive officer of the Corporation shall be in charge of the business and affairs of the Corporation and be its chief policy making officer, subject to the powers of the Board. During the absence or disability of the president of the Corporation, the chief executive officer of the Corporation shall exercise all of the powers and discharge all of the duties of the president of the Corporation. The chief executive officer of the Corporation shall also perform such other duties and may exercise such other powers as may from time to time be assigned to him by the Board.

         4.7 THE PRESIDENT. The president of the Corporation shall, subject to the control of the Board and the chief executive officer of the Corporation, have general supervision over the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The president of the Corporation shall also perform such other duties and may exercise such other powers as may from time to time be assigned to him by the chief executive officer of the Corporation.

         4.8 VICE PRESIDENT. Each vice president of the Corporation shall have such powers and duties as the chief executive officer of the Corporation assigns to him.

         4.9 THE TREASURER. The treasurer of the Corporation shall be the chief financial officer or the Corporation and shall be in charge of the Corporation's books and accounts. The treasurer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to him by the chief executive officer of the Corporation.

        4.10 THE SECRETARY. The secretary of the Corporation shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and, when


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

authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the chief executive officer of the Corporation assigns to him. In the absence of the secretary of the Corporation from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

        4.11 SALARIES. Subject to the provisions of Section 3.3(A) hereof, the chief executive officer may fix the officers' salaries.

5.       SHARES.

         5.1 CERTIFICATES. The Corporation's shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the chief executive officer, the president or a vice president and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, and shall be sealed with the Corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

         5.2 TRANSFERS. Shares shall transferable only on the Corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

         5.3 DETERMINATION OF STOCKHOLDERS OF RECORD. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or less than 10 days before the date of the meeting or more than 60 days before any other action.

6.       MISCELLANEOUS.

         6.1 SEAL. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation's name and the year and state in which it was incorporated.

         6.2 FISCAL YEAR. The Board may determine the Corporation's fiscal year. Until changed by the Board, the Corporation's fiscal year shall be the calendar year.

         6.3 VOTING OF SHARES IN OTHER CORPORATIONS. Shares in other corporations which are held by the Corporation may be represented and voted by the chief executive officer, the president or a vice president of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

         6.4 AMENDMENTS. The affirmative vote of a majority of the entire Board shall be required to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote at an election of directors, at a meeting duly called for such purpose.

                                    * * * * *


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